                                                                    EXHIBIT 1.01

                              [_________] Shares


                              AT HOME CORPORATION

                     Series A Common Stock, $.01 par value


                            UNDERWRITING AGREEMENT


_________, 1997

                                                                   _______, 1997


Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Alex. Brown & Sons Incorporated
Hambrecht & Quist LLC
as Representatives of the several Underwriters
  named in Schedule I hereto
c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York  10036

Morgan Stanley & Co. International Limited
Merrill Lynch International
Alex. Brown International
Hambrecht & Quist LLC
c/o Morgan Stanley & Co. International Limited
   25 Cabot Square
   Canary Wharf
   London E14 4QA
   England

Dear Sirs and Mesdames:

          At Home Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) an aggregate of [_________] shares of its Series A Common Stock ($.01 per share par value) (the "Firm Shares").

          It is understood that, subject to the conditions hereinafter stated, [__________] Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and [__________] Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Merrill Lynch & Co., Alex. Brown & Sons Incorporated and Hambrecht & Quist LLC shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Merrill Lynch & Co. International, Alex. Brown International and Hambrecht & Quist LLC shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

          The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional [_______] shares of its Series A Common Stock ($.01 per share par value) (the "Additional Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of Common Stock granted to the U.S. Underwriters in Article II hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Series A Common Stock ($.01 per share par value) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Series A Common Stock." All shares of

Common Stock of the Company outstanding after the issuance of Series A Common Stock, together with the shares of Series A Common Stock, are hereinafter collectively referred to as the "Common Stock".

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement;" the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

          As part of the offering contemplated by this Agreement, Morgan Stanley & Co. Incorporated ("Morgan Stanley") has agreed to reserve out of the Shares set forth opposite its name on Schedule I to this Agreement, up to ____________ shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program (the "Directed Shares") will be sold by Morgan Stanley pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Morgan Stanley as set forth in the Prospectus.

                                      I.

          The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiary (as defined below), taken as a whole.

          (d) The Company has only one subsidiary, athome.net (the "Subsidiary"), which has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiary, taken as a whole. All of the issued shares of capital stock of the Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. The Company does not own, directly or indirectly, an interest in any corporation, partnership, business, trust or other entity required to be set forth in Exhibit 21.01 to the Registration Statement.

          (e) The Company and the Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and the Subsidiary, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiary; and any real property and buildings held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiary, in each case except as described in or contemplated by the Prospectus.

          (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (g) The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth in the Prospectus, neither the Company nor the Subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of capital stock of the Company and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable federal and state securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights.

          (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or similar rights.

          (i) This Agreement has been duly authorized, executed and delivered by the Company.

          (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Subsidiary or any agreement or other instrument binding upon the Company or the Subsidiary that is material to the Company and the Subsidiary, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or governmental agency is required for the performance by the Company of its obligations under this Agreement, except as may be required by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares by the U.S. Underwriters or by the rules and regulations of the NASD.

          (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and the Subsidiary have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiary, except in each case as described in or contemplated by the Prospectus.

          (m) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or the Subsidiary is a party or to which any of the properties of the Company or the Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (n) Each of the Company and the Subsidiary has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local, foreign and other governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and the Subsidiary taken as a whole. Neither the Company nor the Subsidiary has received any notice of proceedings related to the revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole, except as described in or contemplated by the Prospectus.

          (o) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, except for the omission of a price range and other information derived therefrom.

          (p) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (q) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (r) The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and the Subsidiary, taken as a whole, except as described in or contemplated by the Prospectus.

          (s) The Company and the Subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiary, taken as a whole.

          (t) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiary, taken as a whole.

          (u) Except as disclosed in the Prospectus, (i) the Company and the Subsidiary own or possess, or can acquire on reasonable terms, adequate licenses or other rights to use all material patents, copyrights, trademarks, service marks, trade names, technology and know-how currently employed by them to conduct the irrespective businesses in the manner described in the Prospectus, (ii) neither the Company nor the Subsidiary has received any notice of infringement or conflict with (and neither the Company nor the Subsidiary knows of any infringement or conflict with) asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, trade secrets, technology or know-how which could reasonably be expected to result in any material adverse effect upon the Company and the Subsidiary, taken as a whole, and (iii) the discoveries, inventions, products or processes of the Company and the Subsidiary referred to in the Prospectus do not, to the best knowledge of the Company or the Subsidiary, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a published patent application filed by any third party, known to the Company or the Subsidiary which could reasonably be expected to have a material adverse effect on the Company and the Subsidiary, taken as a whole.

          (v) Each of the Company and the Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) No material labor dispute with the employees of the Company or the Subsidiary exists, except as described in or contemplated by the Prospectus, or, to the best knowledge of the Company, is imminent; and, without conducting any independent investigation, the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably be expected to have a material adverse effect on the Company and the Subsidiary, taken as a whole.

          (x) All outstanding shares of Common Stock, and all securities convertible into or exercisable or exchangeable for Common Stock, are subject to valid, binding and enforceable agreements (collectively, the "Lock-up Agreements") that restrict the holders thereof from selling, making any short sale of, granting any option for the purchase of, or otherwise transferring or disposing of, any of such shares of Common Stock, or any such securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days after the date of the Prospectus without the prior written consent of the Company or Morgan Stanley & Co. Incorporated.

          (y) The Company (i) has notified each holder of a currently outstanding option issued under either the 1996 Incentive Stock Option Plan No. 1 or the 1996 Incentive Stock Option Plan No. 2 (collectively, the "Option Plan") and each person who has acquired shares of Common Stock pursuant to the exercise of any option granted under the Option Plan that pursuant to the terms of the Option Plan, none of such options or shares may be sold or otherwise transferred or disposed of for a period of 180 days after the date of the initial public offering of the Shares and (ii) has imposed a stop-transfer instruction with the Company's transfer agent in order to enforce the foregoing lock-up provision imposed pursuant to the Option Plan.

          (z) As of the date the Registration Statement becomes effective, the Series A Common Stock will be authorized for listing on the Nasdaq National Market upon official notice of issuance.

          (aa) The Company has complied with all provisions of Section 517.075, Florida Statutes, relating to doing business with the Government of Cuba or any person or affiliate located in Cuba.

          Furthermore, the Company represents and warrants to Morgan Stanley that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other that such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

                                      II.

          The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees,

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severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I and Schedule II hereto opposite the name of such Underwriter at U.S.$______ a share (the "Purchase Price").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to [_____________] Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Article IV hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder and (ii) the Company's issuance of Common Stock upon the exercise of warrants and stock options that are presently outstanding and described as such in the Prospectus, or any other issuances of Common Stock hereafter under the option or equity incentive plans described in the Prospectus, and (iii) the Company's issuance of Common Stock under the employee stock purchase plan described in the Prospectus.


                                     III.

          The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$_____________ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$_____ a share, to any Underwriter or to certain other dealers.


                                      IV.

          Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on [___________, 1997], or at such other time on the same or such other date, not later than [_________, 1997], as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Closing Date.

          Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Article II or at such other time on the same or on such other date, in any event not later than [_______, 1997] as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.


                                      V.

          The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 P.M. (New York City time) on the date hereof.

          The several obligations of the Underwriters hereunder are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

              (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, and

              (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and the Subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company on behalf of the Company, to the effect set forth in clause (a) above, and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

               The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

          (c) You shall have received on the Closing Date an opinion of Fenwick & West LLP counsel for the Company, dated the Closing Date, to the effect that:

                    (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and corporate authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in __________, __________, __________. All of the issued shares of capital stock of the Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, to such counsel's knowledge, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

                   (ii) the Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and corporate authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in __________, __________, __________;

                  (iii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

                   (iv) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized, are validly issued and non-assessable and to such counsel's knowledge, are fully paid;

                    (v) the Shares have been duly authorized, and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and, to such counsel's knowledge, the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or similar rights;

                   (vi) to such counsel's knowledge, no shares of Common Stock are required pursuant to any agreement or other right to be registered under the Registration Statement, and no person or entity has any right to cause Common Stock to be registered under the Registration Statement, which rights have not been validly waived;

                  (vii) this Agreement has been duly authorized, executed and delivered by the Company;

                 (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of the certificate of incorporation or by-laws of the Company or the Subsidiary, to such counsel's knowledge, any agreement or other instrument binding upon the Company or the Subsidiary that is material to the Company and the Subsidiary (where such agreements and instruments have been identified to such counsel by the Company as all material agreements and instruments binding on the Company and the Subsidiary), taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or governmental agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters or the rules and regulations of the NASD (as to which such counsel need not express any opinion);

                   (ix) the statements (1) in the Prospectus under the captions "Risk Factors -- Shares Eligible for Future Sale," "Dividend Policy," "Certain Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale" and, to the extent such statements summarize this Agreement, "Underwriters" and (2) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                    (x) such counsel does not know of any legal, regulatory or governmental proceeding pending or threatened to which the Company or the Subsidiary is a party or to which any of the properties of the Company or the Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                   (xi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (xii) to such counsel's knowledge: (1) based solely on oral advice of the Staff of the Commission, the Registration Statement has become effective under the Securities Act; (2) no stop order proceedings with respect to the Registration Statement have been instituted or are pending or threatened under the Securities Act and nothing has come to such counsel's attention to lead it to believe that such proceedings are contemplated; and (3) any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b);

                 (xiii) the Shares to be sold under this Agreement to the Underwriters are duly authorized for quotation on the Nasdaq National Market; and

                  (xiv) such counsel (1) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (2) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (3) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          The opinion of Fenwick & West LLP described in this paragraph (C) above shall be rendered to the Underwriters at the request of the Company, and shall so state therein.

          (d) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs
     (v), (vii), (ix) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters"), (xi) and (xv) of paragraph (C) above.

          With respect to subparagraph (xv) of paragraph (c) above, Fenwick & West LLP and Wilson Sonsini Goodrich & Rosati may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (f) The Lock-Up Agreements, each substantially in the form of Exhibit A hereto, between the Underwriters and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (g) The shares of Series A Common Stock of the Company shall have received approval for listing, upon official notice of issuance, on the Nasdaq National Market.

          All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed in compliance with the provisions hereof only if Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, shall be reasonably satisfied that they comply in form and scope.

          The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.


                                      VI.

          In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, four (4) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto), and to furnish to you in New York City, without charge, prior to 5:00 P.M. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (C) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 1998 that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

          (g) The Company will apply the proceeds from the sale of the Shares as set forth under in "Use of Proceeds" in the Prospectus.

          (h) The Company will use its best efforts to obtain and maintain in effect the quotation of the Shares on the Nasdaq National Market and will take all necessary steps to cause the Shares to be included on the Nasdaq National Market as promptly as practicable and to maintain such inclusion for a period of three years after the date hereof or until such earlier date as the Shares shall be listed for regular trading privileges on another national securities exchange approved by you.

          (i) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the Securities Act.

          (j) The Company will comply with all registration, filing and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may from time to time be applicable to the Company.

          (k) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

          (l) Prior to the Closing Date, the Company will not, directly or indirectly, issue any press release or other communication and will not hold any press conference with respect to the Company, or its financial condition, results of operations, business, properties, assets, or prospects or this offering, without your prior written consent.

          (m) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

          (n) The Company agrees: (i) to enforce the terms of each Lock-up Agreement and (ii) issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-up Agreement. In addition, except with the prior written consent of Morgan Stanley, the Company agrees (i) not to amend or terminate, or waive any right under, any Lock-up Agreement, or take any other action that would directly or indirectly have the same effect as an amendment or termination, or waiver of any right under, any Lock-up Agreement, that would permit any holder of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, to sell, make any short sale of, grant any option for the purchase of, or otherwise transfer or dispose of, any of such shares of Common Stock or other securities prior to the expiration of 180 days after the date of the Prospectus, and (ii) not to consent to any sale, short sale, grant of an option for the purchase of, or other disposition or transfer of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, subject to a Lock-up Agreement.

          (o) The Company will place a restrictive legend on any shares of Common Stock acquired pursuant to the exercise, after the date hereof and prior to the expiration of the 180-day period after the date of the initial public offering of the Shares, of any option granted under the Option Plan, which legend shall restrict the transfer of such shares prior to the expiration of such 180-day period. In addition, the Company agrees that, without the prior written consent of Morgan Stanley, it will not release any stockholder or option holder from the market standoff provision imposed by the Company pursuant to the terms of the Option Plan earlier than 180 days after the date of the initial public offering of the Shares.

          (p) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Morgan Stanley will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

          (q) The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

          Furthermore, the Company covenants with Morgan Stanley that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

                                     VII.

          The Company agrees, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements (including filing fees) of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Article
     VII. It is understood, however, that except as provided in this Article VII, Article VIII and the last paragraph of Article X below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.


                                     VIII.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any

     Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; and provided further that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

          (b) The Company agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Morgan Stanley Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this clause (iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted form the bad faith or gross negligence of Morgan Stanley Entities.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to such Underwriter set forth in paragraph (a) of this Article VIII, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) of this Article VIII, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless
     (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley in the case of parties indemnified pursuant to paragraph (a) of this Article VIII, and by the Company in the case of parties indemnified pursuant to the paragraph
     (c) of this Article VIII. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to paragraph (b) of this
     Article VIII in respect of such action or proceeding, then in addition to such separate firm for the Indemnified Parties, the Indemnifying Party shall be liable for the reasonable fees and expenses of not more that one separate firm (in addition to any local counsel) for Morgan Stanley for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

          (e)  To the extent the indemnification provided for in paragraph (a),
     (b) or (c) of this Article VIII is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VIII are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (f) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VIII were determined by pro rata allocation (even if the Underwriters were treated as one entity
        --- ----
     for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) of this Article VIII. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
     Article VIII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
     Article VIII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

          (g)  The indemnity and contribution provisions contained in this
     Article VIII and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.


                                      IX.

          This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.


                                       X.

          This Agreement shall become effective upon execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the
                                            --------
number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Article X by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                    Very truly yours,

                                    AT HOME CORPORATION


                                    By:_______________________________________
                                         Thomas A. Jermoluk
                                         Chairman of the Board, President and
                                         Chief Executive Officer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Alex. Brown & Sons Incorporated
Hambrecht & Quist LLC

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto

By:  Morgan Stanley & Co. Incorporated


     By:______________________________________
          William R. Salisbury, Principal

Morgan Stanley & Co. International Limited
Merrill Lynch International
Alex. Brown International
Hambrecht & Quist LLC

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By:  Morgan Stanley & Co. International Limited


     By:_______________________________________
     Name:
     Title:

                                  SCHEDULE I
                                  ----------
                               U.S. Underwriters
                               -----------------

                                                          NUMBER OF U.S.
                                                               FIRM
                                                              SHARES
                   UNDERWRITER                            TO BE PURCHASED
----------------------------------------------------    -------------------
Morgan Stanley & Co. Incorporated...................

Merrill Lynch, Pierce, Fenner & Smith Incorporated..

Alex. Brown & Sons Incorporated.....................

Hambrecht & Quist LLC...............................




               Total U.S. Firm Shares...............

                                  SCHEDULE II
                                  -----------
                          International Underwriters
                          --------------------------

                                                 NUMBER OF
                                               INTERNATIONAL
                                                  SHARES
               UNDERWRITER                    TO BE PURCHASED
-------------------------------------------   ---------------
Morgan Stanley & Co. International Limited.

Merrill Lynch International................

Alex. Brown International..................

Hambrecht & Quist LLC......................           -------

               Total International Shares..           =======

                                                                       EXHIBIT A

                              AT HOME CORPORATION
                           FORM OF LOCK-UP AGREEMENT

                                                                    May __ ,1997


Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Hambrecht & Quist LLC
Alex. Brown & Sons Incorporated
  c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, NY 10036

Morgan Stanley & Co. International Limited
Merrill Lynch International Limited
Hambrecht & Quist LLC
Alex. Brown International
  c/o Morgan Stanley & Co. International Limited
  25 Cabot Square
  Canary Wharf
  London E 14 4QA
  England

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Morgan Stanley & Co. International Limited ("MSEL"), as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with At Home Corporation, a Delaware corporation (the "Company") providing for the initial public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley and MSIL (the "Underwriters"), of Series A Common Stock, $.01 par value per share, of the Company (the "Common Stock").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities

Morgan Stanley & Co. Incorporated
May 16, 1997
Page 2

convertible into or exercisable or exchangeable for Common Stock (collectively, the "Shares") (provided that such Shares are either now owned by the undersigned or are hereafter acquired prior to or in connection with the Public Offering), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any or all of the Shares either during his or her lifetime or on death by gift, will or intestacy to his immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with this Agreement. For purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

     In addition, notwithstanding the foregoing, if the undersigned is a partnership, the partnership may transfer any Shares to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, and any partner who is an individual may transfer any such Shares by gift, will or intestate succession to his or her spouse or lineal descendants or ancestors; if the undersigned is a trust, the trust may transfer any Shares to any beneficiary of such trust or to the estate of any such beneficiary, and any beneficiary who is an individual may transfer any such Shares by gift, will or intestate succession to his or her spouse or lineal descendants or ancestors; and if the undersigned is a corporation, the corporation may transfer any Shares to any shareholder of such corporation, and any shareholder who is an individual may transfer any such Shares by gift, will or intestate succession to his or her spouse or lineal descendant or ancestors; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with Agreement.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and the Underwriters. This Agreement shall terminate and be of no further effect if the Registration Statement for the Public Offering

Morgan Stanley & Co. Incorporated
May 16, 1997
Page 3


is not declared effective by the Securities and Exchange Commission by December 31, 1997. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities of the Company held by the undersigned except in compliance with the terms and conditions of this Agreement.

                                    Very truly yours,

                                    ______________________________________
                                    (Name)

                                    ______________________________________
                                    (Address)

                                      -3-